Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement (No. 333-202279) on Form S-1 of Grant Park Futures Fund Limited Partnership of our report dated February 27, 2017, relating to the consolidated financial statements, appearing in the Prospectus, which is part of this Registration.

We also consent to the reference to our firm under the headings "Experts" and "Selected Financial Data" in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois

May 12, 2017